UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  March 20, 2012

SPECTRUM BRANDS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-13615 (Commission File No.)	22-2423556 (IRS Employer Identification No.)

601 Rayovac Drive Madison, Wisconsin 53711 (Address of principal executive offices)

(608) 275-3340
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On March 20, 2012, Spectrum Brands, Inc. (the “Company” or “Spectrum”) issued a press release announcing that, pursuant to its previously disclosed entry into the purchase agreement dated as of March 15, 2012 (the "Purchase Agreement") with the initial purchasers named therein, the Company has closed its offering of an aggregate principal amount of $300 million of its 6.750% Senior Notes due 2020 (the "Notes") and has entered into the indenture governing the Notes (the "Indenture"), among the Company, the guarantors named therein, and U.S. Bank, National Association, as Trustee.  Together with its closing of the Notes offering, the Company accepted for purchase, pursuant to the previously disclosed tender offer and consent solicitation, an aggregate principal amount of $231,421,391 of its 12% Senior Subordinated Toggle Notes due 2019 (the "12% Notes"), or 94.45% of its 12% Notes, in respect of which 12% Notes were validly tendered and consents delivered prior to the consent expiration on March 15, 2012 at 5:00 p.m. New York City time.  The tender offer for the 12% Notes expires at midnight, New York City time, on March 28, 2012.

The Notes offered in the offering will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent such registration or an exemption from the registration requirements of such Act. This report shall not constitute an offer to sell or a solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of any securities in any jurisdiction where such an offering or sale would be unlawful.

Certain terms and conditions of the Notes are as follows:

Maturity. The Notes mature on March 15, 2020.

Interest. The Notes accrue interest at a rate of 6.750% per year. Interest on the Notes is paid semi-annually on each March 15 and September 15, commencing on September 15, 2012.

Issue Price. The issue price of the Notes is 100.00% of par.

Ranking. The Notes and the guarantees are senior unsecured obligations of the Company and the guarantors and rank equally in right of payment with all of the Company’s and the guarantors’ existing and future senior indebtedness and rank senior in right of payment to all of the Company’s and the guarantors’ existing and future indebtedness that expressly provides for its subordination to the Notes and the Notes guarantees, including Spectrum’s outstanding 12% Notes. However, the Notes are effectively subordinated to any of the Company’s secured indebtedness, including all indebtedness under the Company’s 9.50% senior secured notes due 2018 (the “9.50% Notes”) and our ABL Facility and Term Loan Facility, to the extent of the value of the assets securing such indebtedness. In addition, the Notes are structurally subordinated to all indebtedness and other liabilities of Spectrum Brands’ subsidiaries that do not guarantee the Notes.

Guarantees. The Notes are unconditionally, jointly and severally guaranteed, on a senior unsecured basis, by SB/RH Holdings, LLC, the Company’s direct parent, and all of the Company’s domestic subsidiaries. Each Note guarantee is a general, unsecured obligation of the guarantor, ranking equally in right of payment with all existing and future senior indebtedness of the guarantor, and ranking senior in right of payment to all existing and any future subordinated indebtedness of the guarantor, including the guaranty of our outstanding 12% Notes.

Mandatory Redemption. Spectrum is not required to make any mandatory redemption or sinking fund payments with respect to the Notes.

Optional Redemption. On or after March 15, 2015, Spectrum may redeem some or all of the Notes at certain fixed redemption prices expressed as percentages of the principal amount, plus accrued and unpaid interest. In addition, prior to March 15, 2015, the Company may redeem the Notes at a redemption price equal to 100% of the principal amount plus a “make-whole” premium. Before March 15, 2015, the Company may redeem up to 35% of the Notes, including additional notes, with the proceeds of equity sales at a price of 106.750% of principal plus accrued interest, provided that at least 65% of the original aggregate principal amount of the Notes remains outstanding after the redemption.

Change of Control. If a change of control occurs, each holder of Notes may require Spectrum to repurchase all or a portion of its Notes for cash at a price equal to 101% of the aggregate principal amount of such Notes, plus any accrued and unpaid interest to the date of repurchase.

Certain Covenants. The Indenture governing the Notes contains covenants limiting, among other things, the ability of Spectrum and its direct and indirect restricted subsidiaries to incur additional indebtedness; create liens; engage in sale-leaseback transactions; pay dividends or make distributions in respect of capital stock; purchase or redeem capital stock; make investments or certain other restricted payments; sell assets; issue or sell stock of restricted subsidiaries; enter into transactions with affiliates; or effect a consolidation or merger. These covenants are subject to a number of important exceptions and qualifications.

Events of Default. The Indenture contains customary events of default which could, subject to certain conditions, cause the Notes to become immediately due and payable, including, but not limited to, the failure to make premium or interest payments; failure by Spectrum to accept and pay for Notes tendered when and as required by the change of control and asset sale provisions of the Indenture; failure to comply with the merger covenant in the Indenture; failure to comply with certain agreements in the Indenture following notice by the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding; a default under any mortgage, indenture or instrument caused by a failure to pay any indebtedness at final maturity after the expiration of any applicable grace period or that results in the acceleration of any indebtedness prior to its express maturity, if the amount of such indebtedness aggregates $50 million or more; failure to pay final judgments entered by a court or courts of competent jurisdiction aggregating $50 million or more (excluding amounts covered by insurance), which judgments are not paid, discharged or stayed, for a period of 60 days; and certain events of bankruptcy or insolvency.

The holders of the Notes in addition have certain registration rights pursuant to a Registration Rights Agreement.  If any Notes are not freely tradeable on the date falling 400 days after the issue date of the Notes, Spectrum is obligated to file an exchange offer registration statement with the Securities and Exchange Commission (“SEC”) with respect to a registered offer to exchange the Notes for registered Notes or, under specified circumstances, to file a shelf registration statement with the SEC covering resales of the Notes.

This summary does not purport to be complete and is qualified in its entirety by reference to the Notes, the Indenture and the Registration Rights Agreement, all of which will be filed as exhibits to Spectrum’s next annual report on Form 10-K. Interested parties should read these documents in their entirety.  A copy of the press release issued by the Company after the closing of its offer to sell the Notes is furnished hereto as Exhibit 99.1.

Item 2.03	Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure.

The information contained in Item 2.03 above is hereby incorporated by reference into this Item 7.01.

The press release issued by the Company described above and attached as an exhibit also discloses that the offering of the Notes and the tender offer with respect to the 12% Notes will, among other things, reduce annual cash interest expense by approximately $10 million, and discloses the Company's expectations that it will finish fiscal 2012 with a year-end leverage ratio at or below 3.4.

Forward-Looking Statements

Certain matters discussed in this Current Report on Form 8-K, the attached press release, and other oral and written statements by representatives of the Company regarding matters such as the information regarding the terms of its notes offering and tender offer and consent solicitation and other information described above, related transactions, expected sales, adjusted EBITDA, debt reduction, cash expense and leverage, and other measures of financial performance, may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to a number of risks and uncertainties that could cause results to differ materially from those anticipated as of the date of this release. Actual results may differ materially as a result of (1) the impact of our substantial outstanding indebtedness (including the restrictions contained therein) on our business, financial condition and results of operations, and our ability to manage and otherwise comply with our covenants with respect to such indebtedness, (2) the inability to integrate, and to realize synergies from, the combined businesses of Spectrum Brands and Russell Hobbs, (3) risks related to changes and developments in external competitive market factors, such as introduction of new product features or technological developments, development of new competitors or competitive brands or competitive promotional activity or spending, (4) changes in consumer demand for the various types of products we offer, (5) unfavorable developments in the global credit markets, (6) the impact of overall economic conditions on consumer spending, (7) fluctuations in commodities prices, the costs or availability of raw materials or terms and conditions available from suppliers, (8) changes in the general economic conditions in countries and regions where the Company does business, such as stock market prices, interest rates, currency exchange rates, inflation and consumer spending, (9) the Company's ability to successfully implement manufacturing, distribution and other cost efficiencies and to continue to benefit from its cost-cutting initiatives, (10) its ability to identify, develop and retain key employees, (11) unfavorable weather conditions, (12) the cost and effect of threatened or pending litigation or governmental proceedings, changes in governmental regulations, or changes in accounting policies applicable to our business, (13) adverse changes in capital market conditions, and (14) various other risks and uncertainties, including those discussed herein and those set forth in Spectrum Brands Holdings' and Spectrum Brands' securities filings, including the most recently filed Annual Report on Form 10-K for Spectrum Brands, Inc. or Quarterly Reports on Form 10-Q for Spectrum Brands, Inc.   The Company also cautions the reader that our estimates of trends, market share, retail consumption of our products and reasons for changes in such consumption are based solely on limited data available to us and management's reasonable assumptions about market conditions, and consequently may be inaccurate, or may not reflect significant segments of the retail market.

The Company also cautions the reader that undue reliance should not be placed on any forward-looking statements, which speak only as of the date of this release. The Company undertakes no duty or responsibility to update any of these forward-looking statements to reflect events or circumstances after the date of this report or to reflect actual outcomes.

Item 9.01	Financial Statements and Exhibits.

(a) Not applicable.
(b) Not applicable.
(c) Not applicable.
(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated March 20, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

SPECTRUM BRANDS, INC.

By:	/s/ Nathan Fagre
Name: Nathan Fagre
Title: General Counsel and Secretary

Dated:  March 20, 2012